EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-3) and the related prospectus of Titan Pharmaceuticals, Inc. for the registration of 933,335 shares of common stock and 417,252 class A warrants of our report dated February 12, 1999, with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

Palo Alto, California
October 7, 1999


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